As filed with the Securities and Exchange Commission on January 3, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

On Track Innovations Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Z.H.R Industrial Zone,
Rosh-Pina 12000, Israel
(972) 4-6868-000

(Address and telephone number of registrant's principal executive offices)

Galit Mendelson, VP of Corporate Relations
OTI America, Inc.
111 Wood Ave South, Suite 105,
Iselin, New Jersey 08830
(732) 429-1900 (#111)

(Name, address, and telephone number of agent for service)

Copies to:

Edwin L. Miller, Jr. Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP One Post Office Sq. Boston, Massachusetts 02109	Shmuel Zysman, Adv. Zysman Aharoni Gayer & Co., Law Offices 41-45 Rothschild Bl., “Beit-Zion” Tel Aviv 65748, Israel
Tel: 617-338-2800	Tel: (011) 972-3-795-5555
Fax: 617-338-2880	Fax: (011) 972-3-795-5550

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Title of Each Class of Securities To Be Registered (1)	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Ordinary shares, par value NIS 0.10 per share
Warrants
Units	(4)	(4)	$40,000,000	$4,644

(1)
There are being registered under this registration statement such indeterminate number of ordinary shares, number of warrants to purchase ordinary shares and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $40,000,000 or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $40,000,000.  The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into ordinary shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $40,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	Omitted pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 3, 2011

Prospectus

$40,000,000

Ordinary Shares
Warrants
 Units

This prospectus relates to ordinary shares and warrants, and any combination of such securities, separately or as units, that we may offer and sell from time to time in one or more offerings up to a total dollar amount of $40,000,000. The warrants may be convertible, exercisable or exchangeable for ordinary shares.  Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus describing the specific terms of the offering of these securities, and the terms of any warrants and units so offered.  We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering.  Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest.  This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our ordinary shares are traded on the NASDAQ Global Market, or NASDAQ under the symbol “OTIV”. The closing price of our ordinary shares on NASDAQ on December 30, 2010 was $3.16 per share.

i

The aggregate market value of our outstanding ordinary shares held by non-affiliates is $71.6 million, based on 24,821,535 ordinary shares outstanding, of which 22,644,631 are held by non-affiliates, and a per share price of $3.16, which was the closing sale price of our ordinary shares on the NASDAQ on December 30, 2010.  As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves a high degree of risk.  Risks associated with an investment in our securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or the SEC, as described in “Risk Factors” on page 3.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2011.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of U.S. $40,000,000.  This prospectus provides you with a general description of the securities which we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering.  We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering.  The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement and any related free writing prospectus together with additional information described below under “Where You Can Find More Information and Incorporation by Reference” before purchasing any of our securities.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information and Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, all references in this prospectus to “we,” “our,” “our company,” “On Track Innovations,” “OTI,” “us” and the “company” refer to On Track Innovations Ltd. and its subsidiaries.

All references in this prospectus to “ordinary shares” refer to OTI’s ordinary shares, par value NIS 0.10 per share.  We sometimes refer to our ordinary shares and warrants to be offered under this prospectus as the “securities” throughout this prospectus.

All references in this prospectus to the "Companies Law" or the "Israeli Companies Law" refer to the Israeli Companies Law, 5759-1999 (including the regulations promulgated thereunder).

All references to “New Israeli Shekels” or “NIS” are to the lawful currency of Israel.

All references to “dollars” or “$” are to the lawful currency of the United States.

ABOUT ON TRACK INNOVATIONS LTD.

We design, develop and market secure contactless microprocessor-based smart card technology to address the needs of a wide variety of markets.  Because our cards contain a microprocessor, they can store and process information and run multiple applications.  Our cards are referred to as “contactless” because they do not require physical contact with a card reader, as power and data are transferred to a card through a magnetic field generated by a card reader.  Our products combine the benefits of both microprocessors and contactless cards.   In addition to contactless microprocessor-based smart cards, we also sell products that are based on other card technologies.

We currently offer three lines of solutions, each of which constitutes a complete system, as well as components (such as smart cards and readers) that we sell to original equipment manufacturers, or OEMs, for incorporation into their own products. Our three vertical markets include:

•
Payment Solutions: we offer a cashless system and loyalty program to replace cash, which includes the contactless payments program offered by the major card associations including MasterCard’s PayPass™, Visa’s PayWave™, American Express’ ExpressPay™ and Discover’s Zip™. Our payment solutions also include EasyPark, our electronic parking payment system as well as our mass transit electronic payment system; and

•
Petroleum Systems: OTI’s EasyFuel is a wireless, cashless, cardless, and paperless fuel management and petroleum solution which includes both our gasoline management system, or GMS, and our EasyFuel system. EasyFuel is a loyalty program for petroleum companies, fleets and retail customers. The system monitors and expedites the fueling and payment process, permitting fueling of designated vehicles only while eliminating fraud; and

•
SmartID Solutions: we offer complete end-to-end in-house solutions for credentialing, identifying and verifying individuals by combining the capability to support biometric identification with the portability of smart cards. The SmartID solutions include MAGNA™ - a complete end-to-end in-house solution for electronic passports (e-Passport), national identity cards (national ID) and MediSmart – a medical card for patient, doctor and benefits verification.

RISK FACTORS

Investing in our securities involves significant risks.  Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

WARNING REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws.  Such forward-looking statements reflect our current view with respect to future events and financial results.

We urge you to consider that statements which use the terms “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, or our achievements, or industry results, expressed or implied by such forward-looking statements.  Such forward-looking statements include statements regarding, among other things, our belief as to increased acceptance of smart-card technology, expansions of the use of our technology, acquisitions, material supply agreements, the impact of our relationship with technology partners and business partners as well as to our revenue and the development of future products, future sources of revenue, ongoing relationships with current and future end-user customers and resellers, future costs and expenses, adequacy of capital resources. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties discussed under “Risk Factors” in this prospectus.  Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus.

PRICE RANGE OF OUR SHARES

Our ordinary shares were quoted on the NASDAQ SmallCap Market (now known as NASDAQ Capital Market) from November 12, 2002 until December 20, 2004, and since December 20, 2004 our ordinary shares are listed on the NASDAQ Global Market, then known as the NASDAQ National Market.  In addition, our ordinary shares were quoted on the Neuer Market of the Frankfurt Stock Exchange since August 31, 1999 until January 31, 2003. Since January 31, 2003 and until December 20, 2005, the shares were listed on the new Prime Standard Segment of the Frankfurt Stock Exchange.

The following table also shows the high and low closing prices of our ordinary shares in U.S. dollars as reported on NASDAQ Global Market.

	NASDAQ Global Market per Share $
	High	Low
Year
2006	17.23	6.16
2007	8.43	3.60
2008	3.57	1.07
2009	1.94	0.82
2010	3.28	1.4

2008
First quarter	3.57	2.65
Second quarter	3.06	2.31
Third quarter	3.10	2.10
Fourth quarter	2.70	1.07
2009
First quarter	1.94	0.96
Second quarter	1.69	0.88
Third quarter	1.68	1.01
Fourth quarter	1.41	0.82
2010
First quarter	2.65	1.40
Second quarter	2.58	1.99
Third quarter	2.08	1.64
Fourth quarter	3.28	1.67

Month
July 2010	2.08	1.93
August 2010	2.05	1.81
September 2010	1.87	1.64
October 2010	2.23	1.67
November 2010	2.33	2.07
December 2010	3.28	2.18

The closing price of our ordinary shares on NASDAQ on December 30, 2010 was $3.16 per share.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares or other securities.

We currently expect to retain all future earnings, if any, to finance the development of our business, and do not anticipate paying any cash dividends in the foreseeable future.  Any future determination relating to dividend policy will be made by our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects and other factors the board of directors may deem relevant.  .

Though we never declared or paid a cash dividend, in November 2008 our board of directors has authorized the repurchase of our shares in a total aggregate amount not to exceed $5 million conditioned approval by court, as required under Israeli Companies law. In May 2009 the court approved a repurchase program in a total amount of up to $2 million. In August 2009 our board of directors approved the specific terms of the repurchase program, including the timing and the amount that may be purchased. As of today's date, 562,475 shares were acquired under the repurchase program, in consideration for $1,135,804.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth cash and cash equivalents, short term investments and our Shareholders’ equity as of September 30, 2010.  The financial data in the following table should be read in conjunction with (i) our quarterly financial statements as of and for the nine-month period ended September 30, 2010, included in our Report on Form 6-K filed on November 15, 2010, and (ii)  our consolidated audited financial statements and notes thereto for the year ended December 31, 2009, included in our Annual Report on Form 20-F filed on March 31, 2010, which have been incorporated by reference in this prospectus.

As of September 30, 2010 (U.S. Dollars, in thousands)
Cash and cash equivalents	18,695
Short-term investments	8,017

Shareholders’ equity:
Ordinary shares of NIS 0.1 par value: Authorized – 50,000,000 shares as of September 30, 2010; and 25,047,644 issued shares as of September 30, 2010	601
Additional paid-in capital	190,240
Accumulated other comprehensive income	571
Treasury shares at cost – 494,205 shares	(997)
Accumulated deficit	(160,592)
Total shareholders’ equity	29,823

REASONS FOR THE OFFER AND USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include the following:

•	working capital;

•	capital expenditures;

•	the acquisition of other companies or businesses; and

•	other purposes as mentioned in any prospectus supplement

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

Based upon our financial needs, we may engage in additional financings of a character and amount that we may determine as the need arises.

DESCRIPTION OF OUR ORDINARY SHARES

Our authorized share capital consists of 50,000,000 ordinary shares, nominal value of NIS 0.1 per share, of which, as of December 30, 2010, 25,384,010 were issued (of which 24,821,535 were outstanding).

The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or the laws of the State of Israel, except that nationals of countries which are in a state of war with Israel might not be recognized as owners of ordinary shares.

Dividend and Liquidation Rights

We are permitted to declare a dividend to be paid to the holders of ordinary shares, but we have never declared a dividend and we do not anticipate any dividend declaration in the foreseeable future.  Dividends may only be paid out of our profits ("the profit test"), provided that there is no reasonable concern that payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due ("the solvency test"). Profits, as defined in section 302(b) to the Companies Law, mean surplus balance or surplus accumulated during the last two years, whichever is higher. Alternatively, the court is entitled, at the Company's request, to approve a dividend distribution, which does not meet the profit test, provided it is convinced that the solvency test is met.  In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the nominal value of their holdings.  This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future by our shareholders.  Under the Companies Law, the declaration of a dividend does not require the approval of the shareholders of a company unless the company’s articles of association require otherwise.  Our articles of association provide that our board of directors may declare and pay dividends without the approval of our shareholders.

Preemptive Rights

Under Israeli Companies Law, shareholders in public companies such as ours do not have preemptive rights.  This means that our shareholders do not have the legal right to purchase shares in a new issue before they are offered to third parties.  As a result, our shareholders could experience dilution of their ownership interest if we decide to raise additional funds by issuing more shares and these shares are purchased by third parties.

Voting, Shareholders’ Meetings and Resolutions

Holders of our ordinary shares have, for each ordinary share held, one vote on all matters submitted to a vote of shareholders.  These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future by our shareholders.  The quorum required for a general meeting of shareholders consists of at least two shareholders present, in person or by proxy, who hold or represent together at least 25% of our issued and outstanding ordinary shares, provided, however that as long as we are listed on NASDAQ, the quorum at a general meeting shall be two members present in person or by proxy holding at least 33-1/3% of our issued and outstanding ordinary shares or such higher percentage as NASDAQ may impose on listed companies from time to time so long as such higher percentage is in effect.  A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place.  If a quorum is not present within half an hour following the time appointed for the reconvened meeting, the shareholders then present, in person or by proxy, shall constitute a quorum.

Under the Companies Law, unless otherwise provided in the articles of association or by applicable law, shareholders’ resolutions require the approval of holders of a simple majority of our ordinary shares voting, in person or by proxy on the matter.  Unless a higher percentage for taking an action is required under our articles of association, a shareholders’ resolution to amend our articles requires the approval of a simple majority of our shareholders present in person or by proxy.

Under the Companies Law, a shareholder has certain duties of good faith and fairness towards the company.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors.  Rather, under our articles of association our directors (other than external directors) are elected at a shareholders meeting by a simple majority of our ordinary shares.  External directors are elected by a simple majority of our ordinary shares, which majority includes at least one-third of the shares held by non-controlling shareholders voted at the meeting, or the total number of shares held by non-controlling shareholders voted against the election of the external director does not exceed one percent of the aggregate voting rights in the company. Without derogation from the above, our founders, Oded Bashan and Ronnie Gilboa, may not be replaced or removed unless by an affirmative vote of 75% of the Company’s shareholders. As a result, the holders of our ordinary shares that represent more than 50% of the voting power represented at a shareholder meeting have the power to elect any or all of our directors whose positions are being filled at that meeting, subject to the additional approval requirements for external directors.

Modification of Class Rights

The rights attached to any class, such as voting, liquidation and dividend rights, may be amended by written consent of holders of three-fourth of the issued shares of that class, or by adoption of a resolution by a simple majority of the shares of that class represented at a separate class meeting.

Transfer of Shares and Notices

Fully paid ordinary shares are issued in registered form and may be freely transferred under our articles of association unless the transfer is restricted or prohibited by Israeli law, U.S. securities laws or the rules of a stock exchange on which the shares are traded.  Under the Companies Law and applicable regulations, unless otherwise provided in the articles of association or by applicable law, shareholders of record are entitled to receive 35 or 21 days prior notice of meetings of shareholders, based on the matters that are on the agenda.  Subject to the foregoing provisions of the Companies Law and applicable regulations, our articles of association provide that each shareholder of record is entitled to receive at least 14 days prior notice of any annual or extraordinary shareholders’ meeting and at least 21 days prior notice of any shareholders’ meeting at which a special resolution is proposed. Under new regulations, a longer advanced notice of at least 35 days is required in certain cases.

Our transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.  Its address is 17 Battery Place, New York, New York 10004, and its telephone number at this location is 212-509-4000.

Special Notification Duties

Our articles of association provide that any shareholder whose shareholding increases above 1%, 5%, 10%, 15%, 20%, 25%, 30%, and so on, of our then outstanding share capital, is obliged to notify us in writing of such change within ten days.  A shareholder who fails to comply with this requirement will be denied his or her voting rights, in respect of shares in excess of the particular threshold the crossing of which was not reported, for a 6 to 24-month period to be determined in light of relevant circumstances by the board of directors in its sole discretion.  Shareholders complying with the filing requirements of Sections 13(d) and 13(g) of the Exchange Act and the regulations promulgated thereunder will not be subject to this requirement.

Anti-Takeover Provisions under Israeli Law

Tender Offer.  A person wishing to acquire shares of a publicly traded Israeli company and who would as a result hold over 90% of the company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company.  If the shareholders who refuse to sell their shares hold less than 5% of the issued share capital of the company, all of the shares held by such shareholders that the acquirer offered to purchase will be transferred to the acquirer by operation of law.  However, the shareholders may petition the court to alter the consideration for the acquisition.  If the dissenting shareholders hold more than 5% of the issued and outstanding share capital of the company, the acquirer may not acquire additional shares of the company from shareholders who accepted the tender offer if following such acquisition the acquirer would then own over 90% of the company’s issued and outstanding share capital.

The Companies Law provides that an acquisition of shares of a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or greater  of the voting rights in the company.  This rule does not apply if there is already another holder of 25% or greater of the voting rights in the company.  As of the date of this annual report, we are not aware of any single shareholder, which holds 25% or more of the voting rights in the company.  Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other holder of more than 45%  of the voting rights in the company. The special tender offer must be extended to all shareholders but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders.  The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

Merger.  The Companies Law permits merger transactions if approved by each party’s board of directors and the majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called on at least 21 days prior notice.  Our articles of association provide that merger transactions may be approved by a simple majority of the shareholders present, in person or by proxy, at a general meeting of our shareholders.  Under the Companies Law, in determining whether the required majority has approved the merger, shares held by the other party to the merger, any person holding at least 25% of the outstanding voting shares or holding at least 25% of the means of appointing directors of the other party to the merger, or anyone acting on their behalf, including their relatives or companies controlled by them, are excluded from the vote.  If a majority of shareholders of one of the parties do not approve the transaction because the votes of certain shareholders are excluded from the vote, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.  Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger.  In addition, a merger may not be executed unless at least 50 days have passed from the time that a proposal for approval of the merger has been filed with the Israeli Registrar of Companies.

Tax Law.  Israeli tax law treats specified acquisitions, including a share-for-share swap between an Israeli company and a foreign company, less favorably than does United States tax law.  For example, Israeli tax law may subject a shareholder who exchanges ordinary shares in an Israeli company for shares in a foreign company to immediate taxation.

Other Anti-Takeover Provisions

We may also be subject to the tender offer provisions of the Exchange Act, as amended.

Anti-Takeover Actions Taken by the Company

We adopted a Shareholders Rights Plan, or the Right Plan, according to which each of our ordinary shares shall give its holder a right which will become exercisable only after a person or a group becomes an “Acquiring Person”, by obtaining beneficial ownership of, or by commencing a tender or exchange offer for, 15% or more of our issued and outstanding ordinary shares (our board of directors may reduce this percentage to not less than 10%), unless our board of directors approves such “Acquiring Person” or redeems the rights. Each right, once it becomes exercisable, will generally entitle its holder, other than the “Acquiring Person”, to purchase from us either one or three ordinary shares (depending on our registered capital on the date of exercising the rights), at par value.  The Rights Plan will expire on January 11, 2012, unless the rights under it are previously redeemed, or such later date as determined by our board of directors (so long as such determination is made prior to the earlier of the date in which the rights under the Rights Plan are exercisable, or January 11, 2012).

DESCRIPTION OF WARRANTS

We may, from time to time, issue warrants for the purchase of ordinary shares for consideration or without consideration. Warrants may be convertible into, exercisable for, or exchangeable for ordinary shares for consideration or without consideration. Warrants may be issued separately or in combination with ordinary shares as a unit, as further discussed under “Description of Units” below.  We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent, if designated, in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the ordinary shares with which the warrants are issued and the number of warrants issued with each such share;

•	the date on and after which the warrants and the related ordinary shares will be separately transferable;

•	the number of ordinary shares purchasable upon the exercise of one warrant and the price at which the ordinary shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the wazrrants;

•	any provisions for changes to or adjustments in the exercise price or number of ordinary shares issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal and Israeli income tax considerations of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of ordinary shares or warrants to purchase ordinary shares, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may issue units under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The following is a description of the general terms and provisions of any units we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the units and any applicable unit agreement, including, where applicable, the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	to one or more underwriters for resale to the public or to investors;

•	through agents;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ or otherwise and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $22,644 which at the present time include the following categories of expenses:

SEC registration fee	$4,644
Legal fees and expenses	$10,000
Accounting fees and expenses	$6,000
Miscellaneous expenses	$2,000

Total	$22,644

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

The validity of the ordinary shares offered in this prospectus will be passed upon for us by Zysman Aharoni Gayer & Co., Tel Aviv, Israel.  Zysman, Aharoni, Gayer and  Sullivan & Worcester LLP, Boston, Massachusetts, is acting as our counsel in connection with United States securities laws.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon our directors and executive officers and the Israeli experts named in this prospectus, substantially most of whom reside outside the United States, will be difficult to obtain within the United States. Furthermore, because substantially all of our assets and the assets of these persons are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers or the Israeli experts named in the prospectus, will be difficult to collect outside those countries.

We have been informed by our Israeli legal counsel, Zysman, Aharoni, Gayer & Co., Law Offices, that there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel. However, subject to certain time limitations, Israeli courts generally enforce a final executory judgment of a foreign court in civil matters including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the judgments are final and is not subject to any right of appeal.

•	the foreign court is not prohibited by law from enforcing judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his evidence;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

•
the obligations under the judgment are enforceable according to the laws of the State of Israel and the judgments and the enforcement of the civil liabilities are not contrary to the law, public policy, security or sovereignty of the State of Israel; and

•	the judgments are executable in the state in which the judgments are given.

We have irrevocably appointed OTI America, Inc. as our agent solely to receive service of process in any action against us in any U.S. federal court or the courts of the State of New York arising out of this offering.

Foreign judgments enforced by Israeli courts will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to render judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date thereof, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli law prevailing at that time. Judgment creditors must bear the risk of unfavorable exchange rate movement.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, and (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.

In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish reports on Form 6-K containing unaudited financial information for each calendar quarter and other material information that we are required to make public, that we file with, and that is made public by, any stock exchange on which our shares are traded, or that we distribute, or that is required to be distributed by us, to our shareholders.

You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You may also access the information we file electronically with the SEC through our website at http://www.otiglobal.com. The information contained on, or linked from our website or the SEC’s website does not form part of this prospectus.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The following documents filed with or furnished to the SEC by our Company are incorporated by reference in this registration statement:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2009;

•	the GAAP financial statements in our Report on Form 6-K filed with the SEC on May 11, 2010; and

•	the GAAP financial statements in our Report on Form 6-K filed with the SEC on August 9, 2010; and

•	the GAAP financial statements in our Report on Form 6-K filed with the SEC on November 15, 2010; and

•
the description of our ordinary shares set forth in our Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on January 12, 2009, including any amendment or report filed which updates such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request, and at no cost to you. Requests should be directed to On Track Innovations Ltd., Z.H.R. Industrial Zone P.O. Box 32, Rosh-Pina 12000 Israel, Attention: Investor Relations. Our phone number is +-972-4-686-8000.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Under the Companies Law, an Israeli company may only exculpate an office holder in advance, in whole or in part, for breach of duty of care and only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. A company may not exculpate an office holder in advance from his liability towards the company which is caused by a breach of duty of care in case of Distribution (as such term is defined in the Companies Law). A company may not exculpate an office holder for breach of duty of loyalty. However, a company may approve an act performed in breach of the duty of loyalty of an office holder provided that the office holder acted in good faith, the act or its approval does not harm the company, and the office holder discloses the nature of his or her personal interest in the act and all material facts and documents a reasonable time before discussion of the approval.

Under the Companies Law, an Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event, provided a provision authorizing such indemnification is inserted in its articles of association. Advance indemnification of an office holder must be limited to the following:

•
a financial liability imposed on him in favor of another person pursuant to a judgment, settlement or arbitrator’s award approved by court, provided that the indemnification shall be limited to events which are determined by the board of directors, are foreseeable in light of the company’s activities at the time when the obligation for indemnification is granted, and to amounts and standards which are determined by the board of directors as reasonable in such event, and provided that the obligation for indemnification will specify the said events and amounts or standards;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him by the company, on its behalf or by a third party, in connection with criminal proceedings in which the office holder was acquitted or as a result of conviction for a crime that does not require proof of criminal intent; and

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder due to investigation or proceedings instituted against the office holder by an authority authorized to conduct such investigation or proceedings and ended without filing an indictment against him and without imposing monetary liability as an alternative to criminal proceedings or ended without filing an indictment against him but in imposing monetary liability as an alternative to criminal proceedings for a crime that does not require proof of criminal intent.

A company may insure an office holder against the following liabilities incurred for acts performed as an office holder if a provision authorizing such insurance is included in its articles of association:

•	a breach of duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care to the company or to a third party; and

•	a financial liability imposed on the office holder in favor of a third party.

An Israeli company may not indemnify, exculpate or insure an office holder against any of the following:

•	a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care committed intentionally or recklessly except if such recklessness is made solely negligently;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine levied against the office holder.

Under the Companies Law, indemnification and insurance of office holders must be approved by our audit committee and our board of directors and, in specified circumstances, by our shareholders.

Our articles of association provide that we may indemnify and insure our office holders to the fullest extent permitted by the Companies Law. Our office holders are currently covered by a directors and officers’ liability insurance policy with an aggregate claim limit of $10 million.

Our board of directors has resolved to indemnify and insure our office holders with respect to liabilities resulting from this offering to the extent that these liabilities are not covered by insurance. The applicable indemnification was limited to up to $20 million. In the opinion of the SEC, however, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Item 9. Exhibits

Exhibit Number	Description

1.1	Form of underwriting agreement (1)

3.1	Memorandum of Association (2)

3.2	Articles of Association (3)

4.1	Specimen Certificate for Ordinary Shares (2)

4.2	Form of Warrant Agreement and Warrant Certificate (1)

4.3	Shareholders Rights Agreement, dated as of January 12, 2009, between the Registrant and Continental Stock Transfer & Trust Company (3)

4.4	Form of Unit Agreement and Unit Certificate (1)

5.1	Opinion of Zysman, Aharoni, Gayer & Co., Law Offices

23.1	Consent of Somekh Chaikin, a member firm of KPMG International

23.2	Consent of Zysman, Aharoni, Gayer & Co., Law Offices (included in Exhibit 5.1).

24	Power of Attorney (included in the signature page of this registration statement).

(1)	To be filed, if applicable, by post-effective amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

(2)	Incorporated herein by reference from the Registration Statement on Form F-1 (Registration No. 333-90496) filed by the registrant with the SEC on June 14, 2002.

(3)	Incorporated herein by reference from the Company’s Registration Statement on Form 8-A/A (Amendment No. 1), filed with the SEC on January 12, 2009.

Item 10. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)             If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)            If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby further undertakes that:

(1)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in Rosh Pina, Israel, on January 3, 2011.

ON TRACK INNOVATIONS LTD.

By:	/s/ Oded Bashan
Oded Bashan
Chief Executive Officer and Chairman of the Board

We, the undersigned directors and/or officers of On Track Innovations, Ltd., hereby severally constitute and appoint Oded Bashan, Ohad Bashan and Tanir Horn, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Oded Bashan Oded Bashan	Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer)	January 3, 2011

Tanir Horn Tanir Horn	Chief Financial Officer (Principal Financial and Accounting Officer)	January 3, 2011

Eli Akavia Eli Akavia	Director	January 3, 2011

Ohad Bashan Ohad Bashan	President, Chief Marketing Officer and Director	January 3, 2011

Raanan Ellran Raanan Ellran	Director	January 3, 2011

Ronnie Gilboa Ronnie Gilboa	Vice President – Projects and Director	January 3, 2011

Mark Green Mark Green	Director	January 3, 2011

Eliezer Manor Eliezer Manor	Director	January 3, 2011

Ora Setter Ora Setter	Director	January 3, 2011

Pursuant to the requirements of the Securities Act, as amended, the undersigned, the duly authorized representative in the United States of On Track Innovations, Ltd., has signed this registration statement on January 3, 2011.

Signature	Title	Date

OTI AMERICA, INC.

Ohad Bashan Ohad Bashan	Chief Executive Officer	January 3, 2011